UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011
NATIONWIDE HEALTH PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-9028	95-3997619

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300 Louisville, Kentucky	40223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 357-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.
This Current Report on Form 8-K is being filed in connection with the consummation on July 1, 2011 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 27, 2011 (the “Merger Agreement”), by and among Ventas, Inc., a Delaware corporation (“Ventas”), Needles Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Ventas (“Merger Sub”), and Nationwide Health Properties, Inc., a Maryland corporation (the “Company”). Pursuant to the Merger Agreement, on July 1, 2011, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity with the name “Nationwide Health Properties, LLC.” The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.02.	Termination of Material Definitive Agreement.
Effective July 1, 2011, the Company repaid all loans outstanding under the Amended and Restated Credit Agreement, dated as of October 20, 2005, among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”), and the Company terminated the commitments under the Credit Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 1, 2011, the Company notified the New York Stock Exchange (“NYSE”) that, effective upon the consummation of the Merger, each outstanding share of Company common stock, par value $0.10 per share (“Company Common Stock”) (other than shares owned by any wholly owned subsidiary of the Company, Ventas or any subsidiary of Ventas, which shares were cancelled), was converted into the right to receive 0.7866 shares (the “Exchange Ratio”) of Ventas common stock, par value $0.25 per share (“Ventas Common Stock”), with cash paid in lieu of fractional shares. The NYSE has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Company Common Stock.

Item 3.03.	Material Modification to the Rights of Security Holders.
Effective upon the consummation of the Merger: (i) each outstanding share of Company Common Stock (other than shares owned by any wholly owned subsidiary of the Company, Ventas or any subsidiary of Ventas, which shares were cancelled) was converted into the right to receive Ventas Common Stock based on the Exchange Ratio, with cash paid in lieu of fractional shares; (ii) subject to certain exceptions, each outstanding Company stock option became fully vested and was converted into the right to receive cash based on the option spread; (iii) subject to certain exceptions, each outstanding Company restricted stock unit vested in full and was converted into the right to receive cash based on the Exchange Ratio; (iv) subject to certain exceptions, each outstanding share of Company restricted stock vested in full and was converted into Ventas Common Stock based on the Exchange Ratio; (v) each outstanding Company performance share vested under the relevant award agreement in respect of the shortened performance period ending as of the effective date of the Merger and was converted into Ventas Common Stock based on the Exchange Ratio; and (vi) each dividend equivalent right granted in connection with any Company award became fully vested and was paid in cash.

Item 5.01.	Changes in Control of Registrant.
On July 1, 2011, the Company was merged with and into Merger Sub pursuant to the Merger Agreement and thereby became a wholly owned subsidiary of Ventas. Upon consummation of the Merger, Merger Sub changed its name to Nationwide Health Properties, LLC. Effective July 1, 2011, the Company Common Stock ceased trading on the NYSE.

On July 1, 2011, three former directors of the Company were appointed to the Ventas Board of Directors in accordance with the Merger Agreement: Douglas M. Pasquale, Richard I. Gilchrist and Robert D. Paulson.
The disclosure contained in “Item 3.03. Material Modification to the Rights of Security Holders” of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective upon the consummation of the Merger, the Company’s directors and executive officers ceased serving in such capacities, and the managers and executive officers of Merger Sub continued as the managers and executive officers of Nationwide Health Properties, LLC.
T. Richard Riney, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Ventas, Richard A. Schweinhart, Executive Vice President and Chief Financial Officer of Ventas, and Brian K. Wood, Senior Vice President, Tax of Ventas serve on the Board of Managers of Nationwide Health Properties, LLC. The following persons serve as executive officers of Nationwide Health Properties, LLC: Mr. Riney, Executive Vice President and Associate Secretary; Mr. Schweinhart, President and Chief Financial Officer; and Robert J. Brehl, Vice President and Chief Accounting Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Following the consummation of the Merger, the Certificate of Formation and Limited Liability Company Agreement of Merger Sub continued in full force and effect as the organizational documents of the surviving company, as amended to reflect the name change to “Nationwide Health Properties, LLC.”
The foregoing is qualified in its entirety by reference to the full text of the Certificate of Formation, the Limited Liability Company Agreement and the First Amendment to the Limited Liability Company Agreement, copies of which are filed herewith as Exhibit 3.1, 3.2 and 3.3 and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Formation of Nationwide Health Properties, LLC.

3.2	Limited Liability Company Agreement of Nationwide Health Properties, LLC.

3.3	First Amendment to the Limited Liability Company Agreement of Nationwide Health Properties, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, LLC
By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and Secretary
Dated: July 8, 2011

INDEX OF EXHIBITS

Exhibit Number	Description

3.1	Certificate of Formation of Nationwide Health Properties, LLC.

3.2	Limited Liability Company Agreement of Nationwide Health Properties, LLC.

3.3	First Amendment to the Limited Liability Company Agreement of Nationwide Health Properties, LLC.